UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2025

Central Bancompany, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-42965

Missouri	43-0959114
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

238 Madison Street Jefferson City, MO	65101
(Address of principal executive offices)	(Zip Code)

(573) 634-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Class A common stock, par value $0.01 per share	CBC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 1, 2025, Central Bancompany, Inc. (the “Company”) received notice from the underwriters of its previously announced initial public offering (the “IPO”) of shares of its Class A common stock, par value $0.01 per share (“Class A Common Stock”), of their intent to exercise in full their option to purchase 2,666,700 additional shares of Class A Common Stock from the Company at the IPO price of $21.00 per share, less underwriting discounts and commissions.  The exercise of the overallotment option closed on December 4, 2025 and the Company received additional net proceeds of approximately $53.2 million, resulting in approximately $403.7 million in total net proceeds, in each case after deducting underwriting discounts and commissions and estimated offering expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Bancompany, Inc.
(Registrant)

Date: December 4, 2025	By:	/s/ Jeremy W. Colbert
		Name:	Jeremy W. Colbert
		Title:	Executive Vice President, General Counsel & Corporate Secretary